Exhibit 10.4

SUBSCRIPTION AGREEMENT

Selina Holding Company, UK Societas
6th Floor 2 London Wall Place

Barbican, London, EC2Y 5AU, United Kingdom

BOA Acquisition Corp.

2600 Virginia Ave NW, Suite T23 Management Office

Washington, DC 20037

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto (the “Subscription Date”), by and between Selina Holding Company, UK Societas (the “Issuer”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among BOA Acquisition Corp., a Delaware corporation (“BOA”), the Issuer and Samba Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Issuer (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into BOA, with BOA continuing as the surviving company in the merger and, after giving effect to such merger, becoming a direct, wholly-owned subsidiary of the Issuer, on the terms and subject to the conditions set forth in the Transaction Agreement (such merger and the other transactions contemplated by the Transaction Agreement, collectively, the “Transaction”).

In connection with the Transaction, the Issuer is seeking commitments from interested investors to purchase and subscribe for, simultaneously with the closing of the Transaction, the Issuer’s ordinary shares of $0.01 each (the “Shares”), in a private placement for a purchase price of $10.00 per ordinary share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, the Issuer is entering into separate subscription agreements (the “Other Subscription Agreements”, and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors”, and together with the Investor, the “PIPE Investors”), pursuant to which the PIPE Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 5,500,000, Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Issuer acknowledges and agrees as follows:

1.             Subscription.

a.             As of the Subscription Date, the Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer, and the Issuer agrees to allot and issue and sell to the Investor, such number of Shares as is set forth on the signature page of this Subscription Agreement at the Subscription Amount and on the terms provided for and subject to the conditions set forth herein. Notwithstanding anything contained herein to the contrary, the Investor acknowledges and agrees that the Issuer reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer.

b.             In the event that the amount of Aggregate Transaction Proceeds (as defined in the Transaction Agreement) is less than $70,000,000, such that the condition set forth in Section 6.3(f) of the Transaction Agreement would not be satisfied, as of and upon the Transaction Closing, the Investor hereby agrees to subscribe for, and purchase from the Issuer, such additional number of Shares, at the Per Share Purchase Price, having an aggregate value equal to the shortfall or difference, if any, between (a) $70,000,000, minus (b) the sum of (i) the amount of Aggregate Transaction Proceeds, plus (ii) any Eligible Investments; provided, however, that the Investor’s conditional subscription and commitment obligation pursuant to this Section 1(b), if any (the “Backstop Obligation”), shall in no event exceed $15,000,000 in the aggregate or represent a commitment to purchase in excess of 1,500,000 Shares. For purposes hereof, the term “Eligible Investments” means any and all investments, commitments or subscriptions, on commercially reasonable or acceptable terms, that are raised, entered into or consummated at any time following the date hereof and prior to the Transaction Closing by the Parties in connection with the Transaction, whether pursuant to additional PIPE Subscription Agreements or any other instrument, including, without limitation, any additional subscriptions or commitments for the purchase of Company Ordinary Shares in the private placement (including from the existing PIPE Investors or any other Persons desiring to enter into and consummate additional Subscription Agreements), any forward purchase agreements or similar instruments (including, without limitation, forward purchase agreements or instruments similar to those discussed between the Parties prior to the execution of the Transaction Agreement) entered into for the purchase of Company Ordinary Shares, other securities of the Company or any BOA Shares (as defined in the Transaction Agreement) which result in a release of cash to the Company on or within ninety (90) days following Transaction Closing (to the extent of such cash), any non-redemption agreements or similar instruments entered into by any BOA Stockholder pursuant to which such BOA Stockholder waives the redemption rights provided under and as set forth in the Governing Documents (as defined in the Transaction Agreement) of BOA and/or agrees not to elect to or otherwise redeem all or a portion of its BOA Class A Shares pursuant to or in connection with the Transaction Ordinary Shares or BOA Share, or any other agreement, arrangement or instrument in respect of any additional financing or investment commitment from any Person in connection with the Transaction; provided that, in each such case, unless otherwise agreed by the Parties, any investment, commitment or subscription which creates a convertible debt or debt-like obligation on, or liability of, the Company, or is on terms which require the Company to refund, reimburse or otherwise return any relevant invested amount in consideration for the subscription or contracting for any services or products offered by the relevant investor or its Affiliates, shall not be an Eligible Investment. Notwithstanding the foregoing or anything contained herein to the contrary, in the event that Kibbutz Holding S.à.r.l. fails to consummate the closing of, or fails to purchase all of its subscribed Shares pursuant to, the applicable Subscription Agreement it entered into with the Issuer for any reason, then the Investor shall not be subject to the Backstop Obligation and the provisions set forth in this Section 1(b) shall not be applicable to the Investor.

2.             Closing.

a.             The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and concurrently with, the effectiveness and closing of the Transaction (the “Transaction Closing”) (but for the avoidance of doubt, shall occur after giving effect to the Capital Restructuring (as defined in the Transaction Agreement)).

b.             The Issuer shall deliver, or cause to be delivered, written notice to the Investor (the “Closing Notice”), that the Issuer reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date of the Closing Notice, which Closing Notice shall contain wire instructions for delivery of the Subscription Amount to the Issuer. At least three (3) business days prior to the anticipated closing date specified in the Closing Notice (unless otherwise agreed to by the Issuer (with the prior written consent of BOA)), the Investor shall deliver to the Issuer the aggregate Subscription Amount by wire transfer of United States dollars in immediately available funds to be held by the Issuer in escrow until the Closing. The wire transfer shall identify the Investor, and unless otherwise agreed to by the Issuer, the funds shall be wired from an account in the Investor’s name. The Issuer shall deliver to Investor (i) at the Closing, the Shares, in book entry form and free and clear of any liens or other restrictions (other than those arising under the Issuer’s constituent documents and applicable laws), in the name of the Investor (or its nominee), and (ii) as promptly as practicable after the Closing, evidence from the Issuer’s transfer agent of the issuance of such Shares on and as of the Closing Date. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Investor to the Issuer, then promptly after such termination, the Issuer shall promptly return such funds to the Investor. In the event that the consummation of the Transaction does not occur on the anticipated closing date specified in the Closing Notice or within three (3) business days thereafter, unless otherwise agreed to in writing by the Issuer, BOA and the Investor, the Issuer shall promptly (but in no event later than five (5) business days after the anticipated closing date specified in the Closing Notice) return the Subscription Amount so delivered by the Investor by wire transfer in immediately available funds to the account specified by the Investor, and any book entries representing Shares issued in consideration thereof shall be deemed cancelled.

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c.             On the Closing Date, or promptly after the Closing, the Issuer shall issue and allot (or cause to be issued and allotted) a number of Shares to the Investor set forth on the signature page to this Subscription Agreement, and subsequently cause such Shares to be registered in book entry form in the name of the Investor on the Issuer’s share register; provided, however, that the obligation to issue the Shares to the Investor is contingent upon the Issuer having received the Subscription Amount in full accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in both New York, New York and London, United Kingdom are open for the general transaction of business.

3.             Closing Conditions.

a.             The obligation of the parties hereto to consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)                          no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)                         all conditions precedent to the Transaction Closing set forth in Article 6 of the Transaction Agreement shall have been satisfied or waived (which shall be deemed satisfied if mutually determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement that, by their nature, are to be satisfied at the Transaction Closing).

b.             The obligation of the Issuer to consummate the sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by the Issuer (with the prior written consent of BOA, which such consent shall not be unreasonably withheld)) that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement in all material respects as of the Closing Date (except those that speak as of a specified earlier date).

c.             The obligation of the Investor to consummate the purchase of, and subscription for, the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing by the Investor) that all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Issuer of each of the representations and warranties of the Issuer contained in this Subscription Agreement in all material respects as of the Closing Date (except those that speak as of a specified earlier date).

4.             Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.             Issuer’s Representations and Warranties. The Issuer represents and warrants to the Investor that:

a.             As of the Closing Date, the Issuer will be a public limited company (or UK Societas) validly existing under the laws of England and Wales. The Issuer has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.             As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid up and will not have been issued in violation of any preemptive or similar rights created under the Issuer’s articles of association (as amended on or prior to the Closing Date) or under the Companies Act 2006.

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c.             This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium or other applicable laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.             The sale and issuance of the Shares and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the constitutional documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

e.             The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the New York Stock Exchange, or such other applicable stock exchange on which the Issuer’s common equity is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

f.              Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g.             Other than the Placement Agents (as defined below), the Issuer has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents.

6.             Investor Representations and Warranties. The Investor represents and warrants to the Issuer that:

a.             The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

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b.             The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a restrictive legend or notation to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Issuer files a Current Report on Form 6-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c.             The Investor acknowledges and agrees that the Investor is subscribing for and purchasing the Shares from the Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in Section 5 of this Subscription Agreement. The Investor acknowledges that certain information provided by the Issuer and BOA was based on projections and such projections were based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties (including without limitation those included in the investor presentation provided to the Investor) that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that the information provided to the Investor is preliminary and subject to change.

d.             The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.             The Investor acknowledges and agrees that the Investor has received access to, and has had an adequate opportunity to review, such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to the Issuer, the Transaction and the business of the Issuer and its subsidiaries and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Investor’s investment in the Shares. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the documents made available by or on behalf of the Issuer. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.              The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and the Issuer, BOA or a representative of the Issuer or BOA, and the Shares were offered to the Investor solely by direct contact between the Investor and the Issuer, BOA or a representative of the Issuer or BOA. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, BOA, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Issuer.

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g.             The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares (including, without limitation, the risks included in the investor presentation provided to Investor). The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h.             Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

i.              In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Issuer, BOA, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.              The Investor acknowledges that the Placement Agents (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made any representation, express or implied as to the Issuer, BOA, the Issuer’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or may acquire, non-public information with respect to the Issuer, which the Investor agrees need not be provided to it, (v) may have existing or future business relationships with the Issuer and BOA (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems necessary or appropriate to protect its interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k.             The Investor acknowledges that it has not relied on the Placement Agents in connection with their determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on its behalf have conducted with respect to the Shares, the Issuer or BOA. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their respective affiliates.

l.              The Investor acknowledges and agrees that no governmental agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m.             The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

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n.             The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o.             The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

p.             The Investor acknowledges that no disclosure or offering document has been prepared by UBS Securities LLC or PJT Partners LP or any of their respective affiliates (collectively, the “Placement Agents”) in connection with the offer and sale of the Shares.

q.             The Investor acknowledges that neither Placement Agent, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Issuer, BOA or their respective subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by or on behalf of the Issuer.

r.              The Investor acknowledges that in connection with the issue and purchase of the Shares, neither of the Placement Agents has acted as the Investor’s financial advisor or fiduciary. Moreover, the Investor acknowledges that PJT Partners LP is acting both as a Placement Agent and an advisor to the Issuer, and UBS Securities LLC is acting both as a Placement Agent to the Issuer and as a capital markets advisor to BOA.

s.             The Investor has or has commitments to have and, when required to deliver payment to the Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement.

t.              The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of BOA. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

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u.             The Investor is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). The Investor is not controlled by a “foreign person,” as defined in the DPA. The Investor does not permit any foreign person affiliated with the Investor, whether affiliated as a limited partner or otherwise, to obtain through the Investor any of the following with respect to the Issuer or BOA: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Issuer or BOA; (ii) membership or observer rights on the board of directors or equivalent governing body of the Issuer or BOA or the right to nominate an individual to a position on the board of directors or equivalent governing body of the Issuer or BOA; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Issuer or BOA regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Issuer or BOA, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” (as defined in the DPA) of the Issuer or BOA.

v.             The Investor has no binding arrangement in place to sell, transfer or otherwise dispose of any of the Shares subscribed for hereunder.

w.             The Investor agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the private placement or Shares. On behalf of the Investor and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the private placement of Shares. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the private placement of Shares. This undertaking is given freely and after obtaining independent legal advice.

7.             Registration Rights. The Issuer agrees that, within forty-five (45) calendar days after the consummation of the Transaction, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second (2nd) anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement under Rule 144 of the Securities Act without limitation, including as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its ownership to the Issuer upon request to assist it in making the determination described above. The Investor acknowledges and agrees that the Issuer may suspend the use of any such registration statement if it reasonably determines, upon the advice of legal counsel, that the registration statement would fail to comply with applicable disclosure requirements. The Issuer’s obligations to include the Shares issued pursuant to this Subscription Agreement for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Issuer such information regarding the Investor, the securities of the Issuer held by the Investor, the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, and such other information as shall be reasonably requested by the Issuer to effect the registration of such Shares, and shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations.

8.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) the mutual written agreement of each of the Investor and the Issuer (with the prior written consent of BOA) to terminate this Subscription Agreement, and (c) the delivery of a notice of termination of this Subscription Agreement by either (i) the Investor to the Issuer or (ii) the Issuer to the Investor following, in each case, the date that is thirty (30) calendar days after the Termination Date (as defined in the Transaction Agreement, and such thirtieth calendar day, the “Outside Date”), if the Closing has not occurred by the Outside Date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the PIPE Investors under an Other Subscription Agreement, and such Other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. The Issuer shall notify the Investor of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, any monies paid by the Investor to or on behalf of the Issuer in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

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9.             Miscellaneous.

a.             Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

b.             The Issuer may request from the Investor such additional information as the Issuer may deem necessary or advisable to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide any such information so requested. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that the Issuer may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report, or a registration statement of the Issuer.

c.             The Investor acknowledges that the Issuer, BOA, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify the Issuer, BOA and the Placement Agents if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Issuer, BOA and the Placement Agents if they are no longer accurate in any respect).. The Investor acknowledges and agrees that each purchase by the Investor of Shares from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d.             The Investor acknowledges and agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to any Shares or any securities of BOA or any instrument exchangeable for or convertible into any Shares or any securities of BOA prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

e.             The Issuer, BOA, and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Placement Agents are third-party beneficiaries of the representations and warranties of the Issuer, BOA and the Investor contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 9(e) shall not give the Issuer, BOA or the Placement Agents any rights other than those expressly set forth herein.

f.             All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

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g.             This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8 above. The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by the Issuer of the provisions of this Subscription Agreement shall be effective without the prior written consent of BOA (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. For the avoidance of doubt, the Investor acknowledges and agrees that the Issuer and BOA may amend the Transaction Agreement without the consent of the Investor.

h.             This Subscription Agreement (including, without limitation, the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 3(b), Section 8, Section 9(c), Section 9(e), Section 9(g), this Section 9(h) and the last sentence of Section 9(l) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i.              Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.              If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.             This Subscription Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.              The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that BOA shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount, the Issuer’s obligations under this Subscription Agreement and the provisions of the Subscription Agreement of which BOA is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m.             Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to the Issuer.

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n.             THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 9(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(n).

10.            Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, BOA or the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, BOA, the Placement Agents or any Non-Party Affiliate concerning the Issuer, BOA, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equity holder or affiliate of the Issuer, BOA, the Placement Agents or any of the Issuer’s, the BOA’s or the Placement Agent’s controlled affiliates or any family member of the foregoing.

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11.            Trust Account Waiver. The Investor acknowledges that BOA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving BOA and one or more businesses or assets. The Investor further acknowledges that, as described in BOA’s prospectus relating to its initial public offering dated February 24, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of BOA’s assets consist of the cash proceeds of BOA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of BOA, its public shareholders and the underwriters of BOA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to BOA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. Accordingly, the Investor (on behalf of itself and its affiliates) hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 11 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of any shares of Class A common stock, par value $0.0001 per share, of BOA currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares of Class A common stock, in accordance with BOA’s Amended and Restated Certificate of Incorporation and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and BOA, dated February 23, 2021, except to the extent that the Investor has otherwise agreed with BOA, the Issuer or any of their respective affiliates to not exercise such redemption right.

12.            Disclosure. BOA shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction. Upon the issuance of the Disclosure Document, to the actual knowledge of BOA, the Investor shall not be in possession of any material, non-public information received from BOA or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with BOA or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date:

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount:	Price Per Share:

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

IN WITNESS WHEREOF, the Issuer has accepted this Subscription Agreement as of the date set forth below.

SELINA HOLDING COMPANY, UK SOCIETAS

By:
Name:
Title:

Date:              , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.